UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2008

URON INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2201 West Broadway
Council Bluffs, Iowa	51501
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (712) 322-4020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 8, 2008, URON Inc., a Minnesota corporation ( the “Company”), dismissed Virchow, Krause & Company, LLP (“Virchow Krause”) as its independent registered public accounting firm. The decision to dismiss Virchow Krause had been approved by the Company’s board of directors.

Virchow Krause’s report on the Company’s financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: Virchow Krause’s report on the Company’s financial statements as of and for the years ended December 31, 2006 and December 31, 2005, which financial statements and report were included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, contained a separate paragraph that included a statement that the Company’s recurring operating losses, lack of revenue and negative cash flows from operations raised substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s most two recent fiscal years ended December 31, 2006 and December 31, 2005, and from January 1, 2007 through February 8, 2008, there were no disagreements between the Company and Virchow Krause on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Virchow Krause, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the two most recent fiscal years ended December 31, 2006 and December 31, 2005, or from January 1, 2007 through February 8, 2008.

The Company has provided Virchow Krause with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested Virchow Krause to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. A copy of Virchow Krause’s letter to the SEC, will be filed by amendment.

On February 8, 2008, the Company engaged Lurie Besikof Lapidus & Company, LLP (“Lurie Besikof”) as its new independent registered public accounting firm. The engagement of Lurie Besikof was approved by the Company’s board of directors and also by the audit committee of the board of directors.

During the Company’s two most recent fiscal years ended December 31, 2006 and 2005, and through February 8, 2008, neither URON Inc. nor anyone acting on its behalf consulted with Lurie Besikof regarding either (i) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1) of Regulation S-K and the related instructions thereto, or (ii) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and either written or oral advice was provided that Lurie Besikof concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, except that Lurie Besikof was retained by Wyoming Financial Lenders, Inc., a Wyoming corporation (“Wyoming Financial”), to audit the financial statements of Wyoming Financial in connection with the Company’s acquisition of Wyoming Financial in a reverse triangular merger effective December 31, 2007, and the filing of such financial statements and related audit report in a Current Report on Form 8-K (filed on January 7, 2008) in compliance with applicable SEC regulations. As a result of that merger transaction, Wyoming Financial become the accounting acquiror of the Company.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Description
16        Letter from Virchow, Krause & Company, LLP (to be filed by amendement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URON INC.

By:	/s/ Christopher Larson
Christopher Larson
President and Chief Executive Officer
Date: February 14, 2008